Exhibit 10.4

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT, dated as of November 14, 2008, is entered into among CITICORP USA, INC. (“Citi”), as administrative agent for the Senior Lien Lenders under the Senior Lien Credit Agreement (as defined herein) (in such capacity, the “Senior Lien Administrative Agent”), OCM TEKNI-PLEX HOLDINGS II, L.P., as administrative agent for the Junior Lien Lenders under the Junior Lien Credit Agreement (as defined herein) (in such capacity, the “Junior Lien Administrative Agent”) and TEKNI-PLEX, INC., a corporation organized under the laws of the State of Delaware (the “Company”).

W I T N E S S E T H :

WHEREAS, pursuant to the Second Amended and Restated Credit Agreement, dated as of the date hereof, (as such agreement may be amended, restated, supplemented, renewed or otherwise modified from time to time, together with any other agreements pursuant to which any of the Indebtedness, commitments, obligations, costs, expenses, fees, reimbursements, indemnities or other obligations payable or owing thereunder may be refinanced, restructured, renewed, extended, increased, refunded or replaced, the “Senior Lien Credit Agreement”), among the Company, the Senior Lien Administrative Agent and the Senior Lien Lenders, the Senior Lien Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the Junior Lien Credit Agreement, dated as of the date hereof, (as such agreement may be amended, restated, supplemented, renewed or otherwise modified from time to time, together with any other agreements pursuant to which any of the Indebtedness, commitments, obligations, costs, expenses, fees, reimbursements, indemnities or other obligations payable or owing thereunder may be refinanced, restructured, renewed, extended, increased, refunded or replaced, the “Junior Lien Credit Agreement” and together with the Senior Lien Credit Agreement , each a “Credit Agreement” and collectively, the “Credit Agreements”), among the Company, the Junior Lien Administrative Agent, and the Junior Lien Lenders, the Junior Lien Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to each of the (i) Security Agreement, dated as of June 10, 2005 (as such agreement may be amended, restated, supplemented, renewed or otherwise modified from time to time, together with any other agreements pursuant to which any of the Indebtedness, commitments, obligations, costs, expenses, fees, reimbursements, indemnities or other obligations payable or owing thereunder may be refinanced, restructured, renewed, extended, increased, refunded or replaced, the “Senior Security Agreement”), between the Company and the Senior Lien Administrative Agent (as agent on behalf of the Senior Secured Parties) and (ii) Pledge Agreement, dated as of June 10, 2005 (as such agreement may be amended, restated, supplemented, renewed or otherwise modified from time to time, together with any other agreements pursuant to which any of the Indebtedness, commitments, obligations, costs, expenses, fees, reimbursements, indemnities or other obligations payable or owing thereunder may be refinanced, restructured, renewed, extended, increased, refunded or replaced, the “Senior Pledge Agreement” and together with the Senior Security Agreement, the “Senior Collateral Documents”), between the Company and the Senior Lien Administrative Agent (as agent on behalf of the Senior Secured Parties) the Loan Parties have granted a first-priority security interest in the Collateral to the Senior Lien Administrative Agent for the benefit of the Senior Secured Parties;

WHEREAS, pursuant to each of the (i) Junior Lien Security Agreement, dated as of the date hereof, (as such agreement may be amended, restated, supplemented, renewed or otherwise modified from time to time, together with any other agreements pursuant to which any of the Indebtedness, commitments, obligations, costs, expenses, fees, reimbursements, indemnities or other obligations payable or owing thereunder may be refinanced, restructured, renewed, extended, increased, refunded or replaced, the “Junior Security Agreement”), between the Company and the Junior Lien Administrative Agent (as agent on behalf of the Junior Secured Parties) and (ii) Junior Lien Pledge Agreement, dated as of the date hereof, (as such agreement may be amended, restated, supplemented, renewed or otherwise modified from time to time, together with any other agreements pursuant to which any of the Indebtedness, commitments, obligations, costs, expenses, fees, reimbursements, indemnities or other obligations payable or owing thereunder may be refinanced, restructured, renewed, extended, increased, refunded or replaced, the “Junior Pledge Agreement” and together with the Junior Security Agreement, the “Junior Collateral Documents”) the Loan Parties have granted a security interest in the Collateral to the Junior Lien Administrative Agent for the benefit of the Junior Secured Parties, which security interest shall be junior to the security interest in the Collateral held by the Senior Lien Administrative Agent for the benefit of the Senior Secured Parties;

WHEREAS, it is the intention of the parties that both the Senior Lien Obligations and the Junior Lien Obligations constitute (i) “ABL Facility Obligations” as such term is defined in, and for purposes of, the New Senior Secured Note Indenture, (ii) “Priority Lien Obligations” as such term is defined in, and for purposes of, the Existing Senior Secured Note Indenture and (iii) “Senior Debt” as such term is defined in, and for purposes of, the Existing Subordinated Note Indenture;

WHEREAS, the Senior Lien Administrative Agent acknowledges that (i) the Junior Lien Administrative Agent, the Junior Lien Lenders and their respective controlled affiliates may, from time to time, own securities or hold indebtedness payable by the Loan Parties (collectively, “Other Investments”) unrelated to the Junior Lien Credit Agreement, and (ii) nothing herein shall govern the Junior Lien Administrative Agent’s or the Junior Lien Lenders’ rights in respect of any Other Investment; and

WHEREAS, it is a condition to the effectiveness of each of the Senior Lien Credit Agreement and the Junior Lien Credit Agreement that the parties hereto execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, each Administrative Agent (in such capacity and on behalf of the Secured Parties it represents) and each other party hereto hereby agrees as follows:

Section 1.	Definitions
1.1.	Definitions

(a)        Capitalized terms used herein but not otherwise defined are used as defined in the Senior Lien Credit Agreement on the date hereof, as such definitions may be amended thereafter as permitted by the Loan Documents.

(b)       As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Adequate Protection” means “adequate protection” under Sections 361, 362, 363 or 364 of the Bankruptcy Code and any similar concept under any other applicable Bankruptcy Law or other Requirement of Law.

“Administrative Agents” means each of the Senior Lien Administrative Agent and the Junior Lien Administrative Agent.

“Applicable Administrative Agent” means (a) prior to the Discharge of Senior Lien Obligations, the Senior Lien Administrative Agent and (b) thereafter, the Junior Lien Administrative Agent.

“Bankruptcy Code” means title 11, United States Code.

“Bankruptcy Law” means each of the Bankruptcy Code, any similar federal, state or foreign Requirement of Law for the relief of debtors or any arrangement, reorganization, insolvency, moratorium or assignment for the benefit of creditors or any other marshalling of the assets and liabilities of any Loan Party and any similar Requirements of Law relating to or affecting the enforcement of creditors’ rights generally.

“Collateral” means, with respect to any Loan Party, any property of such Loan Party subject to a Senior Lien or Junior Lien (in each case, including any judgment lien), including all “Collateral” (as defined under each Collateral Document) of such Loan Party, and any proceeds thereof.

“Collateral Documents” means each of the Senior Collateral Documents and each of the Junior Collateral Documents.

“Collateral Enforcement Action” means, with respect to any Secured Party, for such Secured Party, whether or not in consultation with any other Secured Party, to exercise, seek to exercise, join any Person in exercising or institute or maintain or participate in any action or proceeding with respect to, any rights or remedies with respect to any Collateral, including (a) instituting or maintaining, or joining any Person in instituting or maintaining, any enforcement, contest, protest, attachment, collection, execution, levy or foreclosure action or proceeding with respect to any Collateral, whether under any Loan Document or otherwise, (b) exercising any right of set-off with respect to any Loan Party, (c) exercising any right or remedy under any Deposit Account Control Agreement, Securities Account Control Account Agreement, Landlord Waiver, Bailee’s Letter or similar agreement or arrangement or (d) causing (or, after the occurrence and during the continuance of any Event of Default, consenting to or requesting) any Asset Sale or other disposition of any Collateral.

“Comparable Junior Security Document” means, in relation to any Collateral subject to any Lien created under any Senior Security Document, that Junior Security Document that creates a Lien on the same Collateral, granted by the same Loan Party.

“Default Distribution Period” means any period prior to the Discharge of Senior Lien Obligations when any notice of default or event of default has been delivered by the Senior Lien Administrative Agent to the Borrower and has not been withdrawn.

“Discharge of Senior Lien Obligations” means the payment in full of the Senior Lien Obligations.

“Insolvency Proceeding” means each of the following, in each case with respect to any Loan Party or any property or Indebtedness of any Loan Party, (a)(i) any voluntary or involuntary case or proceeding under any Bankruptcy Law or any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, (ii) any case or proceeding seeking receivership, liquidation, reorganization, winding up or other similar case or proceeding, (iii) any case or proceeding seeking arrangement, adjustment, protection, relief or composition of any debt and (iv) any case or proceeding seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official, (b) any liquidation, dissolution, reorganization or winding up, whether voluntary or involuntary and whether or not involving any Bankruptcy Law, and (c) any general assignment for the benefit of creditors or any other marshalling of assets and liabilities.

“Junior Collateral Documents” has the meaning given such term in the recitals.

“Junior Lien” means any Lien securing any Junior Lien Obligation.

“Junior Lien Lender” means any “Lender”, under and as defined in the Junior Lien Credit Agreement.

“Junior Lien Obligations” means the “Secured Obligations” (as defined in the Junior Lien Credit Agreement ).

“Junior Lien Loan Documents” means the “Loan Documents” as defined in the Junior Lien Credit Agreement (other than this Agreement), together with any certificate, agreement, document or instrument evidencing, modifying or governing any obligation thereunder or any other obligation to any Junior Secured Party, including, without limitation, the Junior Security Documents.

“Junior Secured Party” means each “Secured Party” as defined in the Junior Lien Credit Agreement and each other holder of Junior Lien Obligations, in each case other than the Junior Lien Administrative Agent.

“Junior Security Documents” means the Junior Collateral Documents, the junior lien intellectual property security agreements and each other junior lien security document hereafter delivered to the Junior Lien Administrative Agent granting, modifying or evidencing a Lien securing the Junior Lien Obligations or governing or modifying rights or remedies with respect to any such Lien.

“Lender” means each Senior Lien Lender and each Junior Lien Lender.

“Loan Documents” means each of the Senior Lien Loan Documents and each of the Junior Loan Documents.

“Loan Party” means, collectively, each “Loan Party” as defined in each Credit Agreement.

“Other Investment” has the meaning given such term in the recitals.

“paid in full” or “payment in full” means, with respect to any Secured Obligations, the payment in full (other than as part of a Refinancing) in cash of the principal of, accrued (but unpaid) interest and premium, if any, on all such Secured Obligations and, with respect to letters of credit outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the applicable Loan Documents, in each case, after or concurrently with termination of all commitments thereunder and payment in full in cash of any other such Secured Obligations that are due and payable at or prior to the time such principal and interest are paid.

“Post-Petition Financing” means any financing obtained by any Loan Party during any Insolvency Proceeding or otherwise pursuant to any Bankruptcy Law on terms and conditions acceptable to the Senior Lien Administrative Agent, including any such financing obtained by any Loan Party under Section 364 of the Bankruptcy Code or consisting of any arrangement for use of cash collateral held in respect of any Secured Obligation under Section 363 of the Bankruptcy Code, in each case or any similar provision of any Bankruptcy Law.

“Post-Petition Interest” means all interest accruing or that would have accrued, whether as a result of the classification of the Junior Lien Obligations and the Senior Lien Obligations as one secured claim with respect to the Collateral (and not separate classes of senior and junior secured claims) or otherwise, after the commencement of any Insolvency Proceeding, irrespective of whether a claim for post-filing or post-petition interest is allowed in any such Insolvency Proceeding.

“Post-Petition Securities” means any debt Securities or other Indebtedness received in full or partial satisfaction of any claim as part of any Insolvency Proceeding.

“Recovery” has the meaning given such term in Section 3.6 (Reinstatement) hereof.

“Refinancing” means, with respect to any Indebtedness, any other Indebtedness (including under any Post-Petition Securities received on account of such Indebtedness) issued as part of a refinancing, extension, renewal, defeasance, amendment, restatement, modification, supplement, restructuring, replacement, exchange, refunding or repayment thereof.

“Requisite Junior Lenders” means the “Requisite Lenders” under and as defined in the Junior Lien Credit Agreement .

“Requisite Senior Lenders” means the “Requisite Lenders” under and as defined in the Senior Lien Credit Agreement .

“Secured Obligation” means any Senior Lien Obligation and any Junior Lien Obligation.

“Secured Party” means each Senior Secured Party and each Junior Secured Party.

“Senior Collateral Documents” has the meaning given such term in the recitals.

“Senior Lien” means any senior Lien on the property of any Loan Party securing any Senior Lien Obligation, including any such Lien previously released or otherwise terminated but later reinstated, to the extent so reinstated.

“Senior Lien Lender” means any “Lender” or “Issuer”, as defined in the Senior Lien Credit Agreement.

“Senior Lien Obligations” means (a) the “Secured Obligations” (under and as defined in the Senior Lien Credit Agreement ); (b) all extensions of credit under any Post-Petition Financing; (c) any payment made to any other Person other than a Loan Party to acquire, satisfy or otherwise discharge any claim for the purpose of maintaining, preserving or protecting any Collateral, any Senior Lien or, to the extent such payment is made by any Senior Secured Party, any Junior Lien; and (d) any Post-Petition Interest on any obligation described in any of clauses (a), (b) and (c) above; provided, however, that to the extent any payment with respect to the Senior Lien Obligations (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of set-off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

“Senior Lien Outstandings” means, at any time, the sum of, in each case to the extent outstanding as Senior Lien Obligations (including as part of a Post-Petition Financing or a Refinancing), (a) the aggregate principal amount of all loans (including any Loans) then outstanding and (b) the Letter of Credit Obligations then outstanding.

“Senior Lien Loan Documents” means the “Loan Documents” as defined in the Senior Lien Credit Agreement (other than this Agreement), together with any certificate, agreement, document or instrument evidencing, modifying or governing any obligation thereunder or any other obligation to any Senior Secured Party including, without limitation, the Senior Security Documents.

“Senior Secured Party” means each “Secured Party” under and as defined in the Senior Lien Credit Agreement , each lender, issuer, agent and other secured party under any Post-Petition Financing and each other holder of Senior Lien Obligations, in each case other than the Senior Lien Administrative Agent.

“Senior Security Documents” means the Senior Collateral Documents, the Senior Lien intellectual property security agreements and each other Senior Lien security document hereafter delivered to the Senior Lien Administrative Agent granting, modifying or evidencing a Lien securing the Senior Lien Obligations or governing or modifying rights or remedies with respect to any such Lien.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code of the State of New York, as amended.

1.2.      Certain Other Terms. The terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in this Agreement. In the computation of time periods, unless otherwise specified, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding” and the word “through” means “to and including”. The term “including” means “including without limitation” except when used in the computation of time periods. References herein to an Annex, Schedule, Article, Section, subsection or clause refer to the appropriate Annex or Schedule to, or Article, Section, subsection or clause in this Agreement. References herein to any section or clause in any Loan Document shall include references to any successor section or clause in any successor Loan Document. Where the context requires, provisions relating to any Collateral, when used in relation to any Loan Party, shall refer to such Loan Party’s Collateral or any relevant part thereof. All references to any Loan Party shall include such Loan Party as debtor and debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding. Any reference in this Agreement to any Loan Document shall include all appendices, exhibits and schedules thereto, and, except to the extent expressly provided herein, all effective amendments, restatements, supplements and other modifications thereto, in each case permitted hereunder. References in this Agreement to any statute shall be to such statute as amended or modified and in effect from time to time.

Section 2.	Lien Priorities

2.1.      Subordination. Notwithstanding the date, manner or order of grant, attachment or perfection of any Senior Lien or Junior Lien and notwithstanding any provision of the UCC or any other applicable Requirement of Law or any Loan Document or any other circumstance whatsoever:

(a)        any Senior Lien on any Collateral, whether now or hereafter existing and regardless of how acquired or created, shall be senior and prior to any Junior Lien on such Collateral and shall remain so, whether or not such Senior Lien is junior or subordinate to any other obligation or any Lien securing any other obligation; and

(b)       any Junior Lien on any Collateral, whether now or hereafter existing and regardless of how acquired or created, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Senior Liens on such Collateral.

2.2.	Contesting Liens and Priorities; Marshalling

(a)        Contesting Liens and Priorities. No Secured Party or Loan Party shall (and no Junior Secured Party or Loan Party shall direct the Junior Lien Administrative Agent to, and each Junior Secured Party and Loan Party hereby waives, to the fullest extent permitted by applicable Requirements of Law, any right it might have to) raise any objection to or otherwise contest, and no Secured Party or Loan Party shall support any other Person in raising any objection to or otherwise contesting, whether or not as part of any Collateral Enforcement Action or Insolvency Proceeding or in any resulting or related action or proceeding, the priority, validity or enforceability of any Senior Lien, including the priority set forth herein with respect to any Junior Lien, without the consent of the Senior Lien Administrative Agent.

(b)       Marshalling. No Junior Secured Party shall, prior to the Discharge of Senior Lien Obligations, assert, demand, request, plead or otherwise claim the benefit of, any marshalling, appraisal, valuation and any other right that may otherwise be available under applicable Requirement of Law with respect  to any Collateral to a creditor in its capacity as beneficiary of a Junior Lien on such Collateral.

2.3.	No Additional Liens

(a)        No Loan Party shall grant, or permit any of its Subsidiaries to grant, any new Junior Lien on any of its property (in each case, other than customary rights of set-off to Junior Secured Parties bound by this Agreement) unless such Loan Party or, as the case may be, such Subsidiary has granted, through documentation in form and substance satisfactory to the Senior Lien Administrative Agent, a Senior Lien on such property in favor of the Senior Lien Administrative Agent for the benefit of the Senior Secured Parties as security for the Senior Lien Obligations.

(b)       No Loan Party shall grant, or permit any of its Subsidiaries to grant, any new Senior Lien on any of its property (in each case, other than customary rights of set-off to Senior Secured Parties bound by this Agreement) unless such Loan Party or, as the case may be, such Subsidiary has granted, through documentation in form and substance satisfactory to the Junior Lien Administrative Agent, a Junior Lien on such property in favor of the Junior Lien Administrative Agent for the benefit of the Junior Secured Parties as security for the Junior Lien Obligations.

(c)        To the extent any Collateral shall be subject to any Junior Lien securing any Junior Lien Obligation for the benefit of any Junior Secured Party and such Collateral is not subject to a Senior Lien securing the Senior Lien Obligations to the same extent (after giving effect to transactions scheduled to occur concurrently with the grant of such Second Lien), then such Junior Secured Party shall, upon demand by and at the option of the Senior Lien Administrative Agent, either (i) release such Junior Lien, (ii) ensure that the Loan Parties grant a Senior Lien on such Collateral in favor of the Senior Lien Administrative Agent for the benefit of the Senior Secured Parties as security for the Senior Lien Obligations or (iii) assign a first priority Senior Lien in such Collateral to the Senior Lien Administrative Agent for the benefit of the Senior Secured Parties as security for the Senior Lien Obligations. Prior to such release, grant or assignment, such Junior Secured Party shall act as sub-agent of the Senior Lien Administrative Agent for the sole purpose of perfecting the Lien on such Collateral, and the Senior Secured Parties shall thereby be deemed to have a first-priority Senior Lien on such Collateral for all purposes.

Section 3.	Payments and Application of Proceeds

3.1.      Optional and Scheduled Payments. Except as set forth in Section 3.2 (Insurance and other Net Cash Proceeds) and Section 3.4 (Payment Over), prior to the Discharge of Senior Lien Obligations, (i) the Senior Secured Parties may receive and retain all payments in respect of any Senior Lien Obligation (including from Collateral) and (ii) the Junior Secured Parties may receive and retain all payments not prohibited by the Senior Lien Credit Agreement in respect of any Junior Lien Obligation (including from Collateral) unless such payments are from Collateral or proceeds of Collateral (x) received during a Default Distribution Period or (y) received as a result of any Collateral Enforcement Action or any other action taken in contravention of this Agreement.

3.2.      Insurance and other Net Cash Proceeds. Notwithstanding the foregoing Section 3.1 but subject to Section 3.3 (Application of Proceeds), all proceeds of any insurance policy covering the Collateral (but only to the extent of such coverage), awards granted in any condemnation or similar proceeding affecting the Collateral and all other “Net Cash Proceeds” (as defined in either Credit Agreement) of Collateral received by any Secured Party at any time shall be applied first to the extent provided in the Senior Lien Loan Documents (taking into account any reinvestment provision therein) and then, if applicable, to the extent provided in the Junior Lien Credit Agreement.

3.3.      Application of Proceeds. Prior to the Discharge of Senior Lien Obligations, any Collateral or proceeds of Collateral received by either Administrative Agent or any Secured Party in connection with any Collateral Enforcement Action or during any Default Distribution Period or any other payment required to be applied as set forth in this section pursuant to Section 3.4 (Payment Over) shall be applied first, to repay the Senior Lien Obligations in the order set forth in the Senior Lien Credit Agreement until such obligations are paid in full and then, to repay the Junior Lien Obligations in the order set forth in the Junior Lien Credit Agreement until such obligations are paid in full.

3.4.      Payment Over. To the extent received by any Secured Party prior to the Discharge of Senior Lien Obligations, all Collateral or proceeds of Collateral (including proceeds of any insurance policy covering Collateral) received in connection with any Collateral Enforcement Action or in violation of any provision of this Agreement, including Section 3.1(ii) (Optional and Scheduled Payments) and Section 3.2 (Insurance and other Net Cash Proceeds), shall be segregated and held in trust and forthwith paid over to the Senior Lien Administrative Agent to be held for the benefit of the Senior Secured Parties or for application to the Senior Lien Obligations as set forth in Section 3.3 (Application of Proceeds), in each case in the same form as received and with any necessary endorsement or as a court of competent jurisdiction may otherwise direct.

3.5.      Subrogation. To the extent any Junior Secured Party makes a payment to any Senior Secured Party, such Junior Secured Party shall be subrogated to the rights of such Senior Secured Party; provided, however, that no Junior Secured Party shall assert, enforce or exercise (whether directly or through the Junior Lien Administrative Agent) against any Person prior to the Discharge of Senior Lien Obligations any right of subrogation it may have obtained from any Senior Secured Party or otherwise as a result of any payment hereunder, whether or not such payment is required or permitted under this Agreement.

3.6.      Reinstatement. If any Senior Lien Lender is required, in any Insolvency Proceeding or otherwise, to turn over or otherwise pay to the estate of any Loan Party any amount (a “Recovery”), then the Senior Lien Obligations shall be reinstated to the extent of such Recovery and the Senior Lien Lenders shall be entitled to the Discharge of Senior Lien Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement with respect to such reinstated Senior Lien Obligations.

Section 4.	Exercise of Junior Lien Remedies

4.1.      Standstill of Remedies. Prior to the Discharge of Senior Lien Obligations, whether or not any Insolvency Proceeding has been commenced by or against any Loan Party, no Junior Secured Party shall do (and no Junior Secured Party shall direct the Junior Lien Administrative Agent to do) any of the following without the consent of the Requisite Senior Lenders:

(a)        take any Collateral Enforcement Action or commence, seek to commence or join any other Person in commencing, any Insolvency Proceeding; or

(b)       object to, contest or take any other action that is reasonably likely to hinder, (i) any Collateral Enforcement Action of any Senior Secured Party, (ii) any release of Collateral permitted under Section 7 (Release of Collateral), whether or not done in consultation with or with notice to any Junior Secured Party or (iii) any decision by any Senior Secured Party to forbear or refrain from bringing or pursuing any such Collateral Enforcement Action or to effect any such release.

4.2.      Rights of Junior Secured Parties as Unsecured Creditors. Except as otherwise expressly provided in this Section 4, nothing in this Section 4 is intended to modify any right to demand or sue for payment or any other right or remedy that any Junior Secured Party may have as an unsecured creditor against the Loan Parties in accordance with the terms of the Junior Lien Loan Documents and applicable Requirements of Law and each Junior Secured Party may take any action (or direct the Junior Lien Administrative Agent to take any action) to create, perfect or preserve Junior Liens not inconsistent with any provision of this Agreement and not adverse to the priority of such Junior Liens or the Senior Liens; provided, however, that, in the event any Junior Secured Party becomes a judgment lien creditor or otherwise obtains any Lien as a result of its enforcement of its rights as an unsecured creditor, such judgment lien and the Collateral subject thereto shall be subject to all terms and conditions of this Agreement, and such judgment lien shall be a Junior Lien and shall be junior and subordinate to the Liens securing the Senior Lien Obligations hereunder on the same basis as any other Junior Lien.

Section 5.	Insolvency Proceedings

5.1.      Waivers. As long as the Senior Lien Obligations shall not have been paid in full (irrespective of whether the Senior Lien Obligations are scheduled to be paid in full as part of an applicable Insolvency Proceeding), no Junior Secured Party shall do (and no Junior Secured Party shall direct the Junior Lien Administrative Agent to do, and each Junior Secured Party hereby waives, to the fullest extent permitted by applicable Requirements of Law, any right it might have to do) any of the following in any Insolvency Proceeding without the consent of the Senior Lien Administrative Agent:

(a)        Object, Oppose, Contest. Raise any objection to, oppose or contest (or support any Person in objecting to, opposing or contesting) any of the following:

(i)        Allowance of Senior Lien Obligations and Related Liens. Any item set forth in Section 2.2(a) (Contesting Liens and Priorities) (irrespective of whether the Senior Lien Obligations are scheduled to be paid in full as part of such Insolvency Proceeding), including (A) the amount of the Senior Lien Obligations allowed or permitted to be asserted under any Bankruptcy Law or otherwise in any Insolvency Proceeding, or (B) the extent to which the Senior Lien Obligations are deemed secured claims under Section 506(a) of the Bankruptcy Code or any similar provision in Bankruptcy Law;

(ii)       Adequate Protection for Senior Lien Obligations. (A) Any request for protection to be provided to the Senior Secured Parties with respect to any Collateral, including any Adequate Protection sought by or granted to the Senior Lien Administrative Agent (or any other Senior Secured Party in each case acting on behalf of, or with the express consent of, the Senior Lien Administrative Agent) with respect to any Collateral or (B) any consent or objection by the Senior Lien Administrative Agent (or any other Senior Secured Party in each case acting on behalf of, or with the express consent of, the Senior Lien Administrative Agent) to any motion, relief, action or proceeding based on any Person (including any Senior Secured Party) claiming a lack of Adequate Protection with respect to any Collateral;

(iii)      Post-Petition Interest and Expenses for Senior Lien Obligations. Any request by the Senior Lien Administrative Agent (or any other Senior Secured Party in each case acting on behalf of, or with the express consent of, the Senior Lien Administrative Agent) to permit, as part of such Insolvency Proceeding, the payment or accrual of interest and fees, costs and expenses (including fees and expenses of counsel and other professional advisors) after the commencement of such Insolvency Proceeding, including pursuant to Section 506(b) of the Bankruptcy Code or any similar provision of any applicable Bankruptcy Law;

(iv)      Use of Cash Collateral. Any use of Collateral constituting cash collateral by any Loan Party;

(v)       Post-Petition Financing. Any Post-Petition Financing constituting Senior Lien Obligations and (A) all or a portion of the proceeds of such Post-Petition Financing constitute a Refinancing of the entire amount of the Senior Lien Obligations, Liens securing such Post-Petition Financing shall be Senior Liens and, therefore, the Junior Liens on any Collateral shall be junior and subordinate to such Liens to the same extent such Junior Liens are junior and subordinate to any other Senior Lien and (B) with respect to each such Post-Petition Financing which does not constitute a Refinancing of all Senior Lien Obligations outstanding immediately prior to the commencement of Insolvency Proceedings, to the extent the Liens securing such Senior Lien Obligations are subordinated to (or pari passu with) the Liens securing such Post-Petition Financing, the Junior Liens on any Collateral shall be junior and subordinate to such Liens securing such Post-Petition Financing and such Senior Lien Obligations. Each Junior Secured Party shall further subordinate each Junior Lien to any Senior Liens securing such Post-Petition Financing as necessary to effect the priority described in clauses (A) or (B) above;

(vi)      Sale of Collateral. Any proposed sale of the Collateral pursuant to Section 363 of the Bankruptcy Code or any similar provision of any applicable Bankruptcy Law; provided, however, that (A) the cash proceeds of the sale of such Collateral are applied in accordance with Section 3.3 (Application of Proceeds) and (B) the interests of the Secured Parties in such Collateral attach to the non-cash proceeds of such sale; or

(vii)     Relief from Automatic Stay. Any request for relief from the automatic stay as provided in Section 362 of the Bankruptcy Code or any similar provision of any applicable Bankruptcy Law sought by the Senior Lien Administrative Agent (or any other Senior Secured Party in each case acting on behalf of, or with the express consent of, the Senior Lien Administrative Agent) with respect to Collateral.

(b)       Adequate Protection. Request or accept any grant of Adequate Protection on account of any Collateral or any other relief with respect to any Collateral; provided, however, that to the extent any Senior Secured Party is granted Adequate Protection with respect to the Collateral in the form of the benefit of additional or replacement Liens on any Collateral (whether or not pre-petition Collateral), then the Junior Secured Parties may request Adequate Protection in the form of the same additional or replacement Liens on such Collateral, which Liens shall then be junior and subordinate to the Senior Liens as provided in this Agreement (including, if applicable, to the Liens securing any Post-Petition Financing as provided in clause (a)(v) above).

(c)        Relief from Automatic Stay. Seek relief from the automatic stay as provided in Section 362 of the Bankruptcy Code or any similar provision of any applicable Bankruptcy Law or any other stay in respect of the Collateral unless a motion for Adequate Protection permitted by clause (b)(i) has been denied by the applicable bankruptcy court.

(d)       Voting of Claims. Until the Discharge of Senior Lien Obligations, the Senior Lien Administrative Agent shall have the right, but not the obligation, to vote the claim of any Junior Secured Party in any Insolvency Proceeding if such Junior Secured Party has not voted its claim on or prior to 10 days before the expiration of the time to vote any such claim. In the event that Senior Agent exercises such right to vote, no Junior Secured Party shall be entitled to change or withdraw such vote.

5.2.      Post-Petition Securities. If, prior to the Discharge of Senior Lien Obligations, any Junior Secured Party receives any Post-Petition Securities on account of any Junior Lien Obligations in any Insolvency Proceeding and such Post-Petition Securities are secured by any Lien upon any property of any reorganized debtor which is also subject to Liens securing Post-Petition Securities received on account of any Senior Lien Obligations in such Insolvency Proceedings, such Liens shall constitute Junior Liens hereunder and shall be junior and subordinate to the Senior Liens securing Post-Petition Securities received on account of the Senior Lien Obligations to the same extent as all other Junior Liens hereunder and shall be subject to the terms of this Agreement.

5.3.      Separate Classification. The grants of Senior Liens and Junior Liens pursuant to the Loan Documents constitute separate and distinct grants and, because of, among other things, differing rights in the Collateral, the Junior Lien Obligations are fundamentally different from the Senior Lien Obligations, and the Junior Lien Obligations and Senior Lien Obligations must be separately classified in any Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the Junior Lien Obligations and the Senior Lien Obligations constitute only one secured claim with respect to any Collateral (and not separate classes of senior and junior secured claims), then, in accordance with Section 3.3 (Application of Proceeds), all distributions with respect to such Collateral shall be made as if there were separate classes of senior and junior secured claims against the Loan Parties in respect of such Collateral (with the effect that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Junior Secured Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, Post-Petition Interest, before any distribution is made in respect of the claims held by the Junior Secured Parties with respect to the Collateral (and the Junior Secured Parties shall, in accordance with Section 3.4 (Payment Over) and in addition to but without duplication of any amounts to be turned over thereunder, turn over to the Senior Lien Administrative Agent for the benefit of the Senior Secured Parties all amounts arising with respect to any Collateral otherwise received by them (and assign all rights to receive amounts receivable by them) to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Junior Secured Parties).

5.4.      Rights of Junior Secured Party in an Insolvency Proceeding. Without limitation to other rights of the Junior Secured Parties and except as otherwise limited or prohibited by Section 4 (Exercise of Junior Lien Remedies) or any other provision of this Section 5 and except as part of or following any Collateral Enforcement Action initiated in contravention of this Agreement, each Junior Secured Party may (directly or through the Junior Lien Administrative Agent) do each of the following:

(a)	prove its claim or, if applicable, its interest;

(b)       except as otherwise limited or prohibited by any provision of this Section 5, file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors;

(c)        file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance in any Insolvency Proceeding of any Junior Lien Obligation, whether or not such Junior Lien Obligation is secured by any Collateral, in each case unless otherwise expressly prohibited by this Agreement; and

(d)	vote on any plan of reorganization.
Section 6.	Amendments; Legends
6.1.	Amendments to Loan Documents.

(a)        Amendments to Senior Lien Credit Agreement. Without the prior written consent of the Junior Lien Administrative Agent, the Senior Lien Credit Agreement may not be amended, supplemented or otherwise modified (and no replacement Senior Lien Credit Agreement may be entered into in connection with a Refinancing), in each case if the effect of such amendment, supplement, modification or replacement materially affects the rights and obligations of the Junior Secured Party to contravene any provision of this Agreement.

(b)       Amendments to Loan Documents. Prior to the payment in full of the Junior Lien Obligations, all Senior Lien Loan Documents pursuant to which a Senior Lien is granted or under which any right or remedy with respect to any Senior Lien is governed (excluding, in any case, the Senior Lien Credit Agreement and any credit agreement with respect to any Post-Petition Financing), whether or not such Senior Lien Loan Documents are also Junior Lien Loan Documents or the Junior Secured Parties are also party thereto, may be amended, supplemented or otherwise modified (including Refinanced), and new Senior Lien Loan Documents may be entered into granting a Senior Lien or governing rights or remedies with respect to any Senior Lien, in each case without the consent of any Junior Secured Party, unless such amendment, supplement or other modification, or entering into such new Senior Lien Document (i) would otherwise require the consent of any Junior Secured Party pursuant to this Section 6.1 (Amendments to Loan Documents),(ii) releases Collateral other than as permitted by Section 7 (Release of Collateral), (iii) materially adversely affects the rights and obligations of the Junior Secured Parties or (iv) notice of such amendment, supplement, other modification or new Senior Lien Document is not given to the Junior Lien Administrative Agent within 20 Business Days after the effectiveness thereof.

(c)        Amendments to Senior Security Documents. In the event that the Senior Lien Administrative Agent or the other Senior Secured Parties and the relevant Loan Party enter into any amendment, modification, waiver or consent in respect of any of the Senior Security Documents (other than this Agreement), then, so long as such amendment, modification, waiver or consent does not contravene any provision of this Agreement, such amendment, modification, waiver or consent shall apply automatically to the corresponding provisions of the applicable Comparable Junior Security Document, in each case, without the consent of any Junior Secured Parties and without any action by the Junior Lien Administrative Agent or any Loan Party.

6.2.      Amendments to Junior Lien Loan Documents. No Junior Lien Loan Document may be amended, supplemented or otherwise modified or Refinanced, and no new Junior Lien Loan Document may be entered into, in each case if the effect of such amendment, supplement, modification or Refinancing or new Junior Lien Loan Document is restricted or prohibited pursuant to the Senior Lien Credit Agreement.

6.3.      Other Permitted Amendments. Except as otherwise provided in Sections 6.1 (Amendments to Loan Documents) and 6.2 (Amendments to Junior Lien Loan Documents), the Secured Parties may amend, supplement or otherwise modify any Loan Document, and may enter into new Loan Documents without affecting the rights or duties of the parties hereto or the subordination and other provisions set forth herein including, with respect to any Senior Secured Party, taking any of the actions described in Section 9.1 (Continuing Rights with Respect to Senior Lien Obligations).

6.4.	Legends

(a)        Collateral Documents. Each Junior Lien Loan Document pursuant to which a Lien is granted or under which rights or remedies with respect to any Lien are governed shall include the following legend:

Notwithstanding anything herein to the contrary, the lien and security interest granted pursuant to this Agreement and the exercise of any right or remedy hereunder are subject to the provisions of the Intercreditor Agreement, dated as of November 14, 2008 (the “Intercreditor Agreement”) among Citicorp USA, Inc., as Senior Lien Administrative Agent and Junior Lien Administrative Agent, and Tekni-Plex, Inc. In the event of any conflict between the terms of the Intercreditor Agreement and this agreement, the terms of the Intercreditor Agreement shall govern.

(b)       Mortgages. In addition, to the extent any Senior Lien Obligations or Junior Lien Obligations are or become secured by a Lien on real property of the Loan Parties, each Junior Lien Loan Document that is a Mortgage on any Collateral shall contain such other language as the Senior Lien Administrative Agent may reasonably request to reflect the subordination of such Mortgage to the corresponding Mortgage that is a Senior Lien Document covering such Collateral.

Section 7.	Release of Collateral

7.1.      Direction to Release. The Administrative Agents shall upon request by the Company, and are hereby authorized and directed (without any further notice or consent to or of any Secured Party) to, promptly release (or, in the case of clause (d) below, release or subordinate as required by the holders of any Lien specified thereunder) any Lien held by such Administrative Agent for the benefit of the Secured Parties against any of the following:

(a)        all of the Collateral, upon confirmation that all Secured Obligations have been paid in full and the payment in full of all other Secured Obligations that such Administrative Agent has been notified in writing are then due and payable;

(b)       any Collateral in connection with any Collateral Enforcement Action permitted under this Agreement and the Loan Documents;

(c)        any Collateral sold or otherwise disposed of by a Loan Party (including through the sale or disposition of all of the Stock of such Loan Party or any of its parent companies), if such sale or disposition is not otherwise prohibited by this Agreement and is otherwise permitted by the Loan Documents;

(d)       any Collateral that is subject to a Lien permitted by (i) clause (a), (b) or (d) (to the extent such clause (d) relates to clauses (a) and (b)) of Section 6.1 (Limitation of Liens) of the Senior Lien Credit Agreement and (ii) clauses (a) and, to the extent such clause relates to Liens covered in clause (i) of this Section 7.1(d), clause (b) of Section 7.1 (Limitation of Liens) of the Junior Lien Credit Agreement, in each case solely upon a representation of the Company that such release is required in order for the Company or one of its Subsidiaries to obtain the financing permitted to be secured by such Lien); or

(e)        any certificate for any Stock of any Loan Party that has been cancelled or replaced in accordance with the terms of the Senior Lien Loan Documents or Junior Loan Documents.

7.2.      Further Assurances. Each Administrative Agent is hereby authorized and directed to execute and deliver or file such termination and partial release statements and take such other actions as are reasonably necessary to release (or subordinate) Liens pursuant to this Section 7 promptly upon the effectiveness of any such release (or subordination).

Section 8.	Attorney in Fact; Execution of Releases

(a)        Appointment of Attorney in Fact. The Junior Lien Administrative Agent, for itself and on behalf of each Junior Secured Party, hereby irrevocably constitutes and appoints the Senior Lien Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of any Junior Secured Party and in the name of such Junior Secured Party or in the Senior Lien Agent’s own name, for the purpose of carrying out the terms of this Agreement, to take, prior to the Discharge of Senior Lien Obligations, any appropriate action (including executing any document or instrument necessary or desirable) to accomplish the purpose of, or obtaining or preserving the full benefits of, this Agreement and the rights and powers herein granted, including to ensure the validity, perfection or priority of the Junior Liens.

(b)       Express Authorizations by Junior Secured Parties. Without limiting the generality of the foregoing, each Junior Secured Party hereby gives the Senior Lien Administrative Agent and any officer and agent thereof the power and right, on behalf of such Junior Secured Party, without notice to or assent by any Junior Secured Party, to do, prior to the Discharge of Senior Lien Obligations, any of the following, to the extent such Junior Secured Party would be permitted to do so under the Senior Lien Loan Documents and Junior Lien Loan Documents:

(i)        file of any financing or continuation statement under the UCC or other similar applicable Requirement of Law;

(ii)       take possession of, and indorse and collect, either in the name of such Junior Secured Party or its own name, any item that is required to be turned over to the Senior Lien Administrative Agent pursuant to Section 3.4 (Payment Over); and

(iii)      execute, in connection with any release of any Collateral described in Section 7 (Release of Collateral) for which such Junior Secured Party is obligated under such Section 7 (Release of Collateral) to release or subordinate its Junior Liens, any termination, partial release, endorsement, assignment, other instrument of conveyance or transfer, any subordination agreement or any other document with respect to such Collateral necessary or appropriate to effect such release or subordination.

(c)        Ratification. Each Junior Secured Party hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable.

(d)       Bailee for Perfection. (i) The Senior Lien Administrative Agent agrees to hold, maintain control or be listed as an additional insured or loss payee with respect to the part of the Collateral that is in its possession or control of or with respect to which it is listed as an additional insured or a loss payee (or in the possession or control of or with respect to which an additional insured or loss payee is, its agent or bailee) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Collateral being the “Pledged Collateral”) as bailee for the Senior Secured Parties and the Junior Lien Administrative Agent and any assignee solely for the purpose of perfecting the security interest granted under the Senior Security Documents and the Junior Security Documents, subject to the terms and conditions of this Section 8(d) (Bailee for Perfection). In addition, solely for the purposes of perfecting the security interest granted in such Pledged Collateral pursuant to the Junior Security Documents and subject to this Section 8(d) (Bailee for Perfection), the Senior Lien Administrative Agent agrees:

(a)      to hold the Pledged Collateral that is part of the Collateral in its possession or control (or in the possession or control of its bailees or agents) as bailee for the Junior Lien Administrative Agent; and

(b)     with respect to any securities or deposit accounts included in the Collateral, it has “control” (within the meaning of the UCC) of such securities or deposit accounts on behalf of the Junior Lien Administrative Agent.

(ii)       Subject to the terms of this Agreement and until the Discharge of Senior Lien Obligations has occurred, the Senior Lien Administrative Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the Senior Lien Loan Documents as if the Liens of the Junior Lien Administrative Agent under the Junior Security Documents did not exist. The rights of the Junior Lien Administrative Agent shall at all times be subject to the terms of this Agreement and to the Senior Lien Administrative Agent’s rights under the Senior Lien Loan Documents.

(iii)      The Senior Lien Administrative Agent shall have no obligation whatsoever to the Senior Secured Parties, the Junior Lien Administrative Agent or any Junior Secured Parties to ensure that the Pledged Collateral is genuine or owned by any of the Loan Parties or to preserve rights or benefits of any Person except as expressly set forth in this Section 8(d) (Bailee for Perfection). The duties or responsibilities of the Senior Lien Administrative Agent under this Section 8(d) (Bailee for Perfection) shall be limited solely to holding the Pledged Collateral as bailee in accordance with this Section 8(d) (Bailee for Perfection).

(iv)      The Senior Lien Administrative Agent acting pursuant to this Section 8(d) (Bailee for Perfection) shall not have by reason of the Senior Security Documents, the Junior Security Documents, this Agreement or any other document a fiduciary relationship in respect of the Senior Secured Parties, the Junior Lien Administrative Agent or any Junior Secured Parties. Without limiting the obligations of the Junior Lien Administrative Agent under the Junior Security Documents, the Junior Lien Administrative Agent shall not have by reason of the Senior Security Documents, the Junior Security Documents, this Agreement or any other document a fiduciary relationship in respect of the Senior Lien Administrative Agent, or any Senior Secured Party or any Junior Secured Party.

(v)       Upon the Discharge of Senior Lien Obligations under the Senior Lien Loan Documents to which the Senior Lien Administrative Agent is a party, the Senior Lien Administrative Agent shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to the Junior Lien Administrative Agent to the extent Junior Lien Obligations remain outstanding, and second, to the relevant Loan Party to the extent no Senior Lien Obligations or Junior Lien Obligations remain outstanding (in each case, so as to allow such Person to obtain control of such Pledged Collateral). The Senior Lien Administrative Agent further agrees to take all other action reasonably requested by such Person in connection with such Person obtaining a first priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct.

(e)        Notwithstanding the grant of the foregoing power of attorney, nothing in this Section 8 is intended to in any way relieve any Loan Party of its obligations to comply with Requirements of Law or applicable Contractual Obligations with respect to the release of Collateral under any Junior Lien Loan Document.

Section 9.	Rights and Remedies of Senior Secured Parties

9.1.      Continuing Rights with Respect to Senior Lien Obligations. Without limiting the other rights the Senior Secured Parties may have under this Agreement or the Loan Documents and subject to the rights of the Junior Secured Parties and other limitations expressly set forth in Section 3 (Payments and Application of Proceeds), Section 4 (Exercise of Junior Lien Remedies) and Section 5 (Insolvency Proceedings) and to the limitations expressly set forth in Section 6 (Amendments; Legends) or otherwise expressly set forth in this Agreement, the Senior Secured Parties may, and shall have the exclusive right, prior to the Discharge of Senior Lien Obligations, without any consultation with, any consent of, any duty to (or, except as otherwise expressly provided hereunder, notice to) any Junior Secured Party, without regard to any right or interest any Junior Secured Party may have in the Collateral or otherwise, without incurring any liability to any Junior Secured Party and without impairing or releasing any of the subordination, priorities and other obligations of the Junior Secured Parties provided in this Agreement (even if any right of subrogation or other right or remedy of any Junior Secured Party is affected, impaired or extinguished thereby), to do each of the following, all in such order and in such manner as they may determine in the exercise of their sole discretion:

(a)        manage, supervise, maintain, or make further, extensions of credit to the Loan Parties under the Senior Lien Loan Documents and Senior Lien Obligations, including changing duties or provisions, the manner, place or terms of payment or change the time of payment of, and modifying, whether by course of conduct or otherwise, any Senior Lien Document, Senior Lien Obligation, Senior Lien or Guaranty Obligation of any Senior Lien Obligation and entering into any Refinancing of any Senior Lien Obligation;

(b)       settle or compromise any Senior Lien Obligation, any insurance policy covering the Collateral or any other liability of any Loan Party with respect to the Collateral or the Senior Lien Obligations and apply or permit any other Person to apply any sums by whomsoever paid and however realized with respect to the Collateral or any Senior Lien Obligation to any liability (including the Senior Lien Obligations), or change any such application, in each case in any manner, in any order and for any purpose;

(c)        take, elect to take, delay in or refrain from taking any Collateral Enforcement Action, sell, exchange, release, surrender, collect on, realize upon, enforce rights, exercise remedies (including rights and remedies of a secured lender under the UCC or any other applicable Requirement of Law of any applicable jurisdiction and rights and remedies of a secured creditor under any Bankruptcy Law), elect rights or remedies, delay in or refrain from exercising any rights or remedies and otherwise deal freely with in any manner and in any order any Collateral in accordance with the terms of the Senior Lien Loan Documents as if the Junior Liens did not exist, including collecting on any account or general intangible that is part of the Collateral, sending Blockage Notices with respect to deposit accounts and similar notices with respect to securities accounts and other accounts containing Collateral, approve any award granted in any condemnation or similar proceeding affecting the Collateral, exercising rights under any Landlord Waiver or Bailee’s Letter, making determinations regarding dispositions pursuant to Section 363(f) of the Bankruptcy Code and similar Bankruptcy Laws, appointing an agent to sell or otherwise dispose of Collateral, credit bidding the debt owing to the Senior Secured Parties and incurring fees and expenses in connection with any sale or other disposition of Collateral; and

(d)       commence or join any Person in commencing any Insolvency Proceeding with respect to any Loan Party, participate or consent to any Post-Petition Financing, take any of the actions set forth in any of the clauses of Section 5.1(a) (Waivers) or object, whether in any Insolvency Proceeding or otherwise, to any action taken by any Person (including any Junior Secured Party), including to any Junior Secured Party seeking Adequate Protection or asserting any right or remedy, whether under this Agreement, the Loan Documents or otherwise.

9.2.      Continuing and Irrevocable Rights Under this Agreement. This is a continuing agreement of lien subordination. All rights and remedies of the Senior Secured Parties and all obligations of the Junior Secured Parties under this Agreement shall remain in full force and effect until the Discharge of Senior Lien Obligations irrespective of, and no right or remedy of any Senior Secured Party under this Agreement shall be prejudiced or impaired at any time by, any of the following: (a) any action described in Section 6.3 (Other Permitted Amendments) or Section 9.1 (Continuing Rights with Respect to Senior Lien Obligations), (b) any lack of validity or enforceability of any Senior Lien Document or any Junior Lien Loan Document, (c) the commencement of any Insolvency Proceeding or any other Collateral Enforcement Action, (d) any act or failure to act on the part of any Loan Party or Senior Secured Party, (e) any noncompliance by any Person with the terms, provisions and covenants of this Agreement or any Loan Document, regardless of any knowledge thereof that any Senior Secured Party may have or be otherwise charged with or (f) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of any Senior Lien Obligation or of any Junior Secured Party in respect of this Agreement or any Junior Lien Loan Document. All consents, waivers and other provisions set forth herein for the benefit of the Senior Secured Parties are irrevocable (except in a writing signed by the Senior Secured Parties as provided in Section 13.1 (Amendments; Waivers)), and each Junior Secured Party and Loan Party hereby waives any right under applicable Requirements of Law to revoke any such consent, waiver or other provision of this Agreement.

Section 10.	Representations and Warranties

Each party hereto represents and warrants as follows: (a) such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms and (c) the execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any governmental authority and (ii) will not violate any applicable Requirement of Law or the Constituent Documents of such party or any order of any Governmental Authority binding upon such party.

Section 11.	Independent Analysis; No Warranties; No Duties
11.1.	Independent Analysis.

(a)        Each Secured Party has, independently and without reliance on any other Secured Party, and based on documents and information deemed by it appropriate, made its own credit analysis and decision to enter into this Agreement, the Loan Documents, and the transactions contemplated hereby and thereby and each Junior Secured Party will continue to make its own credit decision in taking or not taking any action under the Junior Lien Loan Documents or this Agreement.

(b)       The Senior Secured Parties, on the one hand, and the Junior Secured Parties, on the other hand, shall each, without reliance on the other, be responsible for keeping themselves informed of (a) the financial condition of the Loan Parties and their Subsidiaries and all endorsers or guarantors of the Secured Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Secured Obligations.

(c)        No Secured Party shall have any duty to advise any other Secured Party of information known to it regarding such condition or any such circumstances or otherwise. In the event the Senior Lien Administrative Agent or any Senior Lien Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to the Junior Lien Administrative Agent or any Junior Lien Lender, it or they shall be under no obligation (i) to provide any additional information or to provide any such information on any subsequent occasion, (ii) to undertake any investigation or (iii) to disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential.

11.2.	No Warranties or Liability

(a)        No Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any Loan Document.

(b)       None of the Senior Secured Parties shall have any duty or liability to any Junior Secured Party with respect to, and each Junior Secured Party hereby waives all claims against any Senior Secured Party arising out of, any and all actions that any Senior Secured Party may take or permit or omit to take pursuant to Section 9.1 (Continuing Rights with Respect to Senior Lien Obligations) or otherwise with respect to any of the following: (i) any Senior Lien Document, (ii) the collection of any Senior Lien Obligation, (iii) the foreclosure upon, or sale, liquidation or other disposition of, any Collateral, (iv) the release of any Lien or (v) the maintenance or preservation of any Collateral, any Senior Lien Obligation or any right of or benefit to any Senior Secured Party.

(c)        Without limiting the foregoing, none of the Senior Secured Parties shall have any duty to any Junior Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Loan Party (including the Loan Documents), regardless of any knowledge thereof that any Senior Secured Party may have or be charged with.

Section 12.	Administrative Agent
12.1.	Actions; Direction of Administrative Agents

(a)        No Secured Party may instruct either Administrative Agent to take any action that such Secured Party itself is prohibited to take under this Agreement or any Loan Document. The Junior Lien Administrative Agent waives and agrees not to exercise all rights it holds solely for the benefit of any Junior Secured Party hereunder to the same extent such Junior Secured Party has waived or agreed not to exercise such rights under this Agreement or under any Loan Document.

(b)       Nothing in this Section 12.1 (Actions; Direction of Administrative Agents) shall impair the right of the other Administrative Agent in its discretion to take or omit to take any action deemed proper by such other Administrative Agent under this Agreement and the Loan Documents and that it believes in good faith is not inconsistent with any direction of the Applicable Administrative Agent delivered pursuant to this Section 12.1; provided, however, the other Administrative Agent shall not be under any obligation to take any discretionary action under the provisions of this Agreement or any Loan Document unless so directed by the Applicable Administrative Agent.

12.2.    Limitation of Liability. The Administrative Agents shall have no liability (whether in contract, tort or otherwise) to any Secured Party for or in connection with the transactions contemplated hereby or by any Loan Document, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Administrative Agent’s gross negligence or willful misconduct.

Section 13.	Miscellaneous

13.1.    Amendments; Waivers. No amendment, modification or waiver of any provision of this Agreement shall be deemed to be made unless the same shall be in writing signed by each of the Senior Lien Administrative Agent, the Junior Lien Administrative Agent and, in the absence of any continuing Event of Default and, with respect to modifications to, or waivers with respect to, Section 7 (Release of Collateral) or any other modification or waiver materially affecting any right, obligation or duty of any Loan Party, the Company. In the case of a waiver of any provision of this Agreement, such waiver shall be effective only with respect to the instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.

13.2.    Consent of Loan Parties. Each Loan Party party hereto hereby consents to the provisions of this Agreement.

13.3.    Reliance by Senior Lien Lenders. The consent by the Senior Lien Lenders to the execution and delivery of the Junior Lien Loan Documents and to the grant to the Junior Lien Administrative Agent of a Junior Lien on the Collateral and all Loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Lien Lenders to any Loan Party are given, made or deemed made in reliance upon this Agreement.

13.4.    Consequential Damages. In no event shall any party hereto be liable on any theory of liability for any special, consequential or punitive damages (including any loss of profits, business or anticipated savings). Each Secured Party hereby waives, releases and agrees (each for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any special, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

13.5.    Notices. All notices to any Senior Secured Party or any Junior Secured Party permitted or required under this Agreement may be sent to the Senior Lien Administrative Agent and the Junior Lien Administrative Agent, respectively. All other notices, demands, requests, consents and other communications provided for in this Agreement (a) (i) to any party hereto that is also a party to the Senior Lien Credit Agreement shall be given as provided in Section 9.8 (Notices, Etc.) of the Senior Lien Credit Agreement or (ii) to any party hereto that is also a party to the Junior Lien Credit Agreement shall be given as provided in Section 10.2 (Notices) of the Junior Lien Credit Agreement and (b) to any other party or beneficiary hereto shall be given as directed in writing by such party to the Administrative Agents or, in the absence of such direction, as set forth in any applicable Loan Document for such party or beneficiary.

13.6.    Effectiveness; Assignments; Refinancing. This Agreement shall become effective on the Effective Date when executed and delivered by the parties hereto and, thereafter, shall be binding upon the parties hereto and their successors and assigns (and each Subsidiary of each Loan Party, each of which the Loan Parties shall cause to comply herewith), and shall remain in full force and effect after the commencement of any Insolvency Proceeding. This Agreement may not be assigned by any Secured Party except in connection with a corresponding permitted assignment of the rights of such Secured Party as such under the corresponding Loan Documents and may not be assigned by the Loan Parties. Should any Post-Petition Financing or any Refinancing of any Secured Obligation occur, this Agreement shall apply to such Post-Petition Financing or Refinancing to the same extent as to the original Secured Obligations, and the parties hereto agree to enter into conforming changes to this Agreement, if any, as may be necessary or appropriate to ensure or evidence such application.

13.7.    No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each Administrative Agent, each Lender and each of their respective successors and (if permitted) assigns and, to the extent applicable, the Loan Parties, the Junior Lien Administrative Agent and each Junior Lien Lender and their respective successors and (if permitted) assigns. No other Person, shall have or be entitled to assert rights or benefits hereunder, including, other than with respect to Section 2.3(a) (No Additional Liens) and Section 7 (Release of Collateral), the Loan Parties. Except for Section 2.3(a) (No Additional Liens) and Section 7 (Release of Collateral), nothing herein shall be construed to grant any right or give any benefit to any Loan Party or to modify, as between the Loan Parties and the Secured Parties only, any right or remedy any Secured Party may have against any Loan Party (including any right of any Secured Party to receive payments of principal and interest permitted hereunder) or any obligation of any Loan Party.

13.8.    Other Investments. The parties hereto agree that any limitations, restrictions or prohibitions imposed on the Junior Lien Administrative Agent and the Junior Lien Lender in connection with this Agreement shall not govern the Junior Lien Administrative Agent’s rights or the Junior Lien Lender’s in respect of Other Investments.

13.9.    Specific Performance. The Senior Secured Parties may demand specific performance of this Agreement. Each Junior Secured Party hereby irrevocably waives any defense it might have based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the Senior Secured Parties.

13.10.  Further Assurances. The Junior Lien Administrative Agent and each Junior Secured Party agrees that it shall take such further action and shall execute and deliver to the Senior Lien Administrative Agent and the Senior Secured Party such additional documents and instruments (in recordable form, if requested) as the Senior Lien Administrative Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by, this Agreement.

13.11.  Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH THE PARTIES HERETO AGREE APPLY HERETO).

13.12.	Consent to Jurisdiction; Waivers.

(a)        Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each party hereto hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

(b)       Each Secured Party and each other party hereto hereby irrevocably consents to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the United States of America arising out of or in connection with this Agreement by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to such party at its address specified in Section 13.5 (Notices). Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by any applicable Requirement of Law.

(c)        EACH SECURED PARTY AND EACH OTHER PARTY HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT.

13.13.  Severability. Any provision this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace any part of any provision so held illegal, invalid or unenforceable so as to replace it with valid provisions the economic effect of which comes as close as possible to such part of such provision held illegal, invalid or unenforceable.

13.14.  Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

13.15.  Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed signature page of this Agreement by facsimile transmission, electronic mail or by posting on the Approved Electronic Platform shall be as effective as delivery of a manually executed counterpart hereof.

13.16.  Entire Agreement. This Agreement, together with all Loan Documents, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. In the event of any conflict between the provisions of this Agreement and the provisions of any Loan Documents, the provisions of this Agreement shall govern.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CITICORP USA, INC., as Senior Lien Administrative Agent
By:	/s/ David Jaffe
Name: David Jaffe Title: Director Vice President

OCM TEKNI-PLEX HOLDINGS II, L.P., as Junior Lien Administrative Agent By: Oaktree Fund GP, LLC, its General Partner By: Oaktree Fund GP I, L.P., its Managing Member
By:	/s/ Rajath Shourie
Name: Rajath Shourie Title: Managing Director
By:	/s/ Aaron Bendikson
Name: Aaron Bendikson Title: Senior Vice President

[SIGNATURE PAGE TO INTERCREDITOR AGREEMENT]

The Company:

TEKNI-PLEX, INC.
By:	/s/ Paul J. Young
Name: Paul J. Young Title: Chief Executive Officer

The other Loan Parties:

PURETEC CORPORATION
NATVAR HOLDINGS, INC.
TRI-SEAL HOLDINGS, INC.
PLASTIC SPECIALTIES AND TECHNOLOGIES, INC.
BURLINGTON RESINS, INC.
PLASTIC SPECIALTIES AND TECHNOLOGIES INVESTMENTS, INC.
DISTRIBUTORS RECYCLING, INC.
TPI ACQUISITION SUBSIDIARY, INC.
TP/ELM ACQUISITION SUBSIDIARY, INC.,

By:	/s/ Paul J. Young
Name: Paul J. Young Title: Chief Executive Officer

[SIGNATURE PAGE TO INTERCREDITOR AGREEMENT]